UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CONTRAFECT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 3, 2023

Dear stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of ContraFect Corporation (the “Company”) that will be held on May 16, 2023, at 9:00 AM, Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CFRX2023.

The formal notice of the Annual Meeting and the Proxy Statement are included with this invitation. We are holding the meeting for the following purposes:

1.

To elect Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff to the board of directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2023.

3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

4.	To transact any and all other business that may properly come before the meeting or any continuation, postponement, or adjournment thereof.

All stockholders of record of our common stock at the close of business on March 27, 2023, the record date, are entitled to notice of and to vote at this meeting and any continuation, postponement, or adjournment thereof. Whether or not you expect to attend the annual meeting of stockholders electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card, you may still decide to attend the Annual Meeting and vote your shares electronically. We encourage stockholders to submit their proxy via telephone or online. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

The board of directors and management look forward to your participation at the meeting.

Sincerely yours,

Roger J. Pomerantz
Chairman of the Board

CONTRAFECT CORPORATION

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of ContraFect Corporation, a Delaware corporation (the “Company”), will be held on May 16, 2023, at 9:00 AM, Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CFRX2023 and entering your 16-digit control number included on your proxy card. The Annual Meeting will be held for the following purposes:

1.

To elect Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff to the board of directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2023.

3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

4.	To transact any and all other business that may properly come before the meeting or any continuation, postponement, or adjournment thereof.

All stockholders of record of our common stock at the close of business on March 27, 2023, the record date, are entitled to notice of and to vote at this meeting and any continuation, postponement, or adjournment thereof. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 28 Wells Avenue, Third Floor, Yonkers, New York 10701 for a period of ten days prior to the Annual Meeting and will be available on the virtual meeting site. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card, you may still decide to attend the Annual Meeting and vote your shares electronically. We encourage stockholders to submit their proxy via telephone or online. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By order of the Board of Directors

Natalie Bogdanos
General Counsel, Corporate Secretary &
Data Protection Officer

April 3, 2023

CONTRAFECT CORPORATION

28 WELLS AVENUE, THIRD FLOOR

YONKERS, NEW YORK 10701

(914) 207-2300

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the board of directors of ContraFect Corporation, a Delaware corporation (“we,” “our,” “us,” or the “Company”), of proxies in the accompanying form to be used at our annual meeting of stockholders to be held on May 16, 2023 at 9:00 AM, Eastern Time, and any continuation, postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CFRX2023 and entering your 16-digit control number included on your proxy card. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 7, 2023.

What materials are included?

These materials include:

•	Notice of Meeting;

•	Our Proxy Statement for the Annual Meeting;

•	Proxy card for the Annual Meeting; and

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2022, which includes our audited consolidated financial statements (the “Annual Report”).

What items will be voted upon at the Annual Meeting?

There are three items that will be voted on at the Annual Meeting:

•

Election of Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff to the board of directors to serve until the 2024 Annual Meeting of stockholders and until their successors are duly elected and qualified;

•	Ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2023; and

•	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares.

Who can vote at the Annual Meeting?

Stockholders of record of our common stock, $0.0001 par value per share (the “common stock”), at the close of business on March 27, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, we had 1,565,920 shares of common stock outstanding. Each share of common stock entitles the holder to one vote.

Who can attend the Annual Meeting?

You may attend the Annual Meeting online only if you are a stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CFRX2023 To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card. If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin 15 minutes before the meeting time, and you should allow ample time for check-in procedures.

What constitutes a quorum for the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the voting power of our outstanding common stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of our common stock is entitled to one vote for each share held as of the Record Date.

Difference between Stockholder of Record and Beneficial Owner

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the notice of the Annual Meeting (the “Notice”) and Proxy Statement were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice and Proxy Statement were forwarded to you on behalf of that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by:

•

Mail by marking, signing and dating your proxy card and promptly returning it in the postage-paid envelope we have provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received no later than May 15, 2023;

•	The Internet by accessing the proxy materials on the secured website, www.proxyvote.com and following the voting instructions on that website; or

•	Telephone by calling toll-free 1-800-690-6903 and following the recorded instructions.

The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. Please carefully consider the information contained in this Proxy Statement. Whether or not you expect to attend the Annual Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically. We encourage stockholders to submit their proxy via telephone or online. To attend and participate in the Annual Meeting, stockholders of record will need the 16-digit control number included on your proxy card.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, by a trustee, or by another nominee (also referred to as held in “street name”), please follow the voting instructions provided by your broker or other nominee. Most brokers or other nominees permit their customers to vote by telephone or by Internet, in addition to voting by signing, dating and returning the voting instruction form provided by the broker or other nominee.

If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

What are the voting recommendations of the board of directors?

The board of directors recommends that our stockholders vote:

•

FOR the election of Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2023 (Proposal 2); and

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers (Proposal 3).

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•

FOR the election of Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff as directors until the annual meeting of stockholders in 2024 and until their respective successors are duly elected and qualified (Proposal 1);

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2023 (Proposal 2); and

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers (Proposal 3).

No matter currently is expected to be considered at the Annual Meeting other than the matters set forth in the accompanying Notice. However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxies in their discretion on such matters.

Beneficial Owners. If you are a beneficial owner and you do not provide the broker, bank, trustee or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers or other nominees have discretionary voting power with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. Therefore, if you do not provide voting instructions to your broker, your broker may only vote your shares on some, but not all, of the proposals to come before the Annual Meeting. See further below at “What are broker non-votes, and how will they affect the vote on a proposal?”

Can I change or revoke my vote after I have delivered my proxy?

Stockholders of Record. Prior to the Annual Meeting, you may change your vote by submitting a later dated proxy in one of the manners authorized and described in this Proxy Statement. You may also give a written notice of revocation to our Corporate Secretary, as long as it is delivered to our Corporate Secretary at our headquarters, at 28 Wells Avenue, Third Floor, Yonkers, New York 10701, on or before May 15, 2023. You also may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting electronically. However, the mere attendance of a stockholder at the Annual Meeting will not revoke a proxy previously given unless you follow one of the revocation procedures referenced above.

Beneficial Owners. If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or cast your vote electronically at the Annual Meeting.

How can I communicate with the board of directors?

Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. If you wish to communicate with the board of directors or any individual director, you may send your communication in writing to: General Counsel and Corporate Secretary, ContraFect Corporation, 28 Wells Avenue, Third Floor, Yonkers, New York 10701, who will forward all material communications from stockholders to the appropriate director or directors or committee of the board of directors based on the subject matter. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.

What is the voting requirement to approve each of the proposals?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the eight nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.

How are abstentions and votes withheld treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” with respect to the other proposals, are treated as shares present or represented and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the other proposals.

What are broker non-votes, and how will they affect the vote on a proposal?

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when you fail to provide voting instructions for shares you hold in “street name.” Under those circumstances, your broker may be authorized to vote for you on routine matters, such as the ratification of the appointment of our independent auditor, but is prohibited from voting on other, non-routine matters, such as the election of directors and approval of the compensation of our named executive officers. Broker non-votes will have no effect on the vote for the election of directors or approval of the compensation of our named executive officers. Because brokers have discretionary authority to vote on the ratification of the appointment of our independent auditor, we do not expect any broker non-votes in connection with that proposal. Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting by the board of directors. The inspector of election will separately count “FOR” and “AGAINST” votes, votes withheld, abstentions and broker non-votes. The board of directors has appointed a representative of Broadridge to serve as the inspector of elections at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The final voting results will be reported in a Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting, and that Form 8-K will be available via the SEC Filings page within the Investors & Media section of our website. We also expect to announce preliminary results at the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the board of directors will be borne by the Company. In addition to the solicitation of proxies by use of the mail, the Company may use the services of certain of its officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.

Why hold a virtual meeting?

We believe that hosting a virtual meeting again this year is in the best interest of the Company and its stockholders as a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/CFRX2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/CFRX2023.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business or clinical trials since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

Is there other business scheduled to be presented for consideration at the Annual Meeting?

Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the Notice of Annual Meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the Record Date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. As of the date of this Proxy Statement, the Company has no knowledge of any business to be presented for consideration at the Annual Meeting other than the proposals described in the Notice of Annual Meeting. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide. The enclosed proxy gives Natalie Bogdanos, General Counsel, Corporate Secretary & Data Protection Officer, and Michael Messinger, Chief Financial Officer, discretionary authority to vote your shares in accordance with his or her best judgment with respect to all additional matters that might come before the Annual Meeting, provided that the enclosed proxy is properly authorized by you.

Stockholder Proposals for 2024 Annual Meeting

Rule 14a-8 Proposals

To be eligible for inclusion in the Company’s proxy statement for the 2024 annual meeting of stockholders, stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received at the Company’s principal executive offices no later than December 9, 2023. Stockholder proposals should be addressed to: ContraFect Corporation, Attn: Corporate Secretary, 28 Wells Avenue, Third Floor, Yonkers, New York 10701.

Other Proposals or Nominees for Presentation at the 2024 Annual Meeting

Stockholder proposals and director nominations not intended for inclusion in the Company’s proxy statement for the 2024 annual meeting of stockholders, but which instead are sought to be presented directly at such meeting, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice of such intent to present such proposal or nomination not less than ninety (90) calendar days nor more than one hundred twenty (120) days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2024 annual meeting of stockholders no earlier than the close of business on January 17, 2024 and no later than the close of business on February 16, 2024 to be considered timely. In the event that the date of the 2024 annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after May 16, 2024, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 annual meeting and not later than the close of business on the 90th day prior to the 2024 annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. Proxies will confer discretionary authority to vote on any untimely proposals or nominations.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2024 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2023

Copies of this Proxy Statement and the Company’s 2022 Annual Report to stockholders are also available online at http://materials.proxyvote.com/212326

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors. The authorized number of directors is determined from time to time by the board of directors, provided that our board must consist of at least one member. The Nominating and Corporate Governance Committee has recommended, and the board of directors (including a majority of the independent directors on the board) has nominated, eight individuals as director nominees for the Annual Meeting. These director nominees are: Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff.

The board of directors has determined that each of Dr. Aklog, Dr. Barer, Dr. Barlow, Dr. Gilman, Mr. Low, Dr. Otto, and Mr. Sucoff is an “independent director” as defined by the applicable listing standards of The Nasdaq Stock Market, LLC (“Nasdaq”). The board of directors has determined that Dr. Pomerantz is not an “independent director” as defined by the applicable listing standards of Nasdaq as Dr. Pomerantz currently serves as our Chief Executive Officer. If elected at the Annual Meeting, each director will hold office until the Company’s annual meeting of stockholders in 2024 and until his or her respective successor is duly elected and qualified.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. If any nominee should become unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, proxies will be voted for any substitute nominee designated by the board of directors, taking into account any recommendation by the Nominating and Corporate Governance Committee, to fill the vacancy, or the board of directors may elect to reduce its size. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Director Biographical Information

Biographical information concerning each of the nominees for director as of the date of this Proxy Statement is set forth below:

Name	Age	Position
Roger J. Pomerantz, M.D., F.A.C.P.	66	Director, Chairman of the Board and Chief Executive Officer
Steven C. Gilman, Ph.D.	70	Director, Vice Chairman of the Board
Sol J. Barer, Ph.D.	75	Director, Lead Independent Director
Lishan Aklog, M.D.	57	Director
Jane F. Barlow, M.D.	62	Director
David N. Low, Jr.	64	Director
Michael J. Otto, Ph.D.	74	Director
Cary W. Sucoff, J.D.	71	Director

Roger J. Pomerantz, M.D., F.A.C.P. Dr. Pomerantz has served as Chairman of our board of directors and our Chief Executive Officer since April 2019. Prior to that, he had served as Vice Chairman of our board of directors since May 2014. From November 2013 to December 2019, Dr. Pomerantz served as Chairman of the board of directors of Seres Therapeutics, Inc., a biotechnology company, and as its President and Chief Executive Officer from June 2014 to January 2019. From 2011 to 2013, he was formerly Worldwide Head of Licensing & Acquisitions, Senior Vice President at Merck & Co., Inc. where he oversaw all licensing and acquisitions at Merck Research Laboratories. Previously, he served as Senior Vice President and Global Franchise Head of Infectious Diseases at Merck. Prior to joining Merck, Dr. Pomerantz was Global Head of Infectious Diseases for Johnson & Johnson Pharmaceuticals. He joined Johnson & Johnson in 2005 as President of Tibotec Pharmaceuticals, Inc.

Dr. Pomerantz serves as Chairman of the board of directors of the public companies Collplant Biotechnologies, Inc. since 2021, Indaptus Therapeutics since 2021 and Viracta Therapeutics since 2020. He also serves as Chairman of the board of directors of the private company Silicon Therapeutics Inc. since 2019, and a member of the board of the private companies X-VAX Technology, Inc. since 2019 and VerImmune since 2020. Previously, Dr. Pomerantz served on the board of directors of public companies Rubius Therapeutics from 2014 to 2019 and Evelo Therapeutics from 2015 to 2016. Dr. Pomerantz received his B.A. in Biochemistry at the Johns Hopkins University and his M.D. at the Johns Hopkins School of Medicine. He received post-graduate training at the Massachusetts General Hospital, Harvard Medical School and M.I.T. Dr. Pomerantz is Board Certified in both Internal Medicine and Infectious Diseases. He was Professor of Medicine, Biochemistry and Molecular Pharmacology, Chief of Infectious Diseases, and the Founding Director and Chair of the Institute for Human Virology and Biodefense at the Thomas Jefferson University and Medical School. He has developed nine drugs approved world-wide in important diseases, including HIV, HCV, and tuberculosis. We believe that Dr. Pomerantz’s significant scientific, executive and board leadership experience in drug development and in the pharmaceutical industry qualifies him to serve as a member of our board of directors.

Steven C. Gilman, Ph.D. Dr. Gilman has served as Vice Chairman of our board of directors since April 2019. Prior to that, he had served as our Chairman from May 2015, Interim Chief Executive Officer from March 2016 to July 2016 and Chief Executive Officer from July 2016. Until 2015, he served as the Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals, a biopharmaceutical company, until its acquisition by Merck & Co. Prior to joining Cubist in 2008, he served as Chairman of the Board of Directors and Chief Executive Officer of ActivBiotics, a privately held biopharmaceutical company. Previously, he worked at Millennium Pharmaceuticals, Inc., where he held a number of senior leadership roles including Vice President and General Manager of the Inflammation franchise responsible for all aspects of the Inflammation business from early gene discovery to product commercialization. Prior to Millennium, he was Group Director at Pfizer Global Research and Development, where he was responsible for drug discovery of novel antibacterial agents as well as several other therapeutic areas. Dr. Gilman has also held scientific, business, and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School, and Connecticut College. He currently serves on the board of directors of publicly traded companies Akebia Therapeutics, SCYNEXIS Inc., and Vericel Corporation, and previously served on the board of directors of Momenta Pharmaceuticals, Inc. Dr. Gilman also serves as a director of the non-profit organization Lakes Environmental Association of Bridgeton, Maine. He received his Ph.D. and M.S. degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinic and Research Foundation, and received a B.A. in microbiology from Miami University of Ohio. He has authored over 60 publications and is an inventor on 7 patents. We believe that Dr. Gilman’s significant scientific, executive and board leadership experience in the pharmaceutical and biotechnology industries qualifies him to serve as a member of our board of directors.

Sol J. Barer, Ph.D. Dr. Barer has served as a member of our board of directors since April 2011. Dr. Barer served as our Chairman of the board of directors from February 2012 to May 2015. He was appointed Lead Independent Director in May 2015. Dr. Barer spent most of his professional career with the Celgene Corporation, a pharmaceutical company. He was Chairman from January 2011 until June 2011, Executive Chairman from June 2010 until January 2011, and Chairman and Chief Executive Officer from May 2006 until June 2010. Before assuming the CEO position, he was appointed Chief Operating Officer in 1994 and President in 1993. Dr. Barer was the founder of the biotechnology group at the Celanese Research Company which was subsequently spun out to form Celgene. Dr. Barer serves as Chairman of the board of directors of the public companies Teva Pharmaceutical Industries and Neximmune and the private company Centrexion and as a board member of the private companies 3DBio Therapeutics and Zephyr AI. He is the Founding Chair of the Hackensack Meridian Health Center for Discovery and Innovation, and Founder of Mendham Investment Group. He is a venture advisor to the Israel Biotech Fund as well as an advisor to biopharma companies. In 2011, Dr. Barer was Chairman of the University of Medicine and Dentistry of New Jersey Governor’s Advisory Committee which resulted in sweeping changes in the structure of New Jersey’s medical schools and public research universities. He previously served as a Commissioner of the NJ Commission on Science and

Technology. He was a member of the Board of Trustees of Rutgers University and served two terms as Chair of the Board of Trustees of BioNJ, the New Jersey biotechnology organization. Dr. Barer received a Ph.D. in Organic Chemistry in 1974 from Rutgers University where he was an NDEA Graduate Fellow and a B.S. in 1968 from Brooklyn College (City University of New York) where he was an NSF Undergraduate Fellow and Regents Scholar. He received an LL.D. (Honorary) from the Rabbinical College of America in 2018. We believe that Dr. Barer’s significant scientific, executive and board leadership experience in the pharmaceutical and biotechnology industries qualifies him to serve as a member of our board of directors.

Lishan Aklog, M.D. Dr. Aklog has served as a member of our board of directors since June 2020. He is Co-Founder, Chairman and Chief Executive Officer of PAVmed Inc. (Nasdaq: PAVM) since 2014, a commercial-stage diversified medical technology company, and Chairman and Chief Executive Officer of its subsidiary, Lucid Diagnostics (Nasdaq: LUCD), a commercial-stage cancer prevention diagnostics company since its IPO in October, 2021 and as Executive Chairman since its inception in 2018. He also serves as a co-founding Partner of both Pavilion Holdings Group LLC (“PHG”), a medical device holding company, since its inception in 2007, and Pavilion Medical Innovations LLC, a venture-backed medical device incubator, since its inception in 2009. Prior to entering the medical device industry full-time in 2012, Dr. Aklog was an academic cardiac surgeon serving, from 2006 to 2012, as Associate Professor of Surgery, Chief of Cardiovascular Surgery and Chair of The Cardiovascular Center at St. Joseph’s Hospital and Medical Center’s Heart and Lung Institute in Phoenix, Arizona; from 2002 to 2006, as Assistant Professor of Cardiothoracic Surgery, Associate Chief of Cardiac Surgery and Director of Minimally Invasive Cardiac Surgery at Mount Sinai Medical Center in New York; and as Assistant Professor of Surgery at Harvard Medical School, Director of the Cardiac Surgery Research Laboratory, and an attending cardiac surgeon at Brigham and Women’s Hospital in Boston, from 1999 to 2002. Dr. Aklog received his clinical training in general and cardiothoracic surgery at Brigham and Women’s Hospital and Boston Children’s Hospital, during which he spent two years as the Medtronic Research Fellow at Harvard Medical School’s Cardiac Surgery Research Laboratory. He was then awarded the American Association of Thoracic Surgery Traveling Fellowship pursuant to which he received advanced training in heart valve surgery under renowned cardiac surgeons Sir Magdi Yacoub at Harefield Hospital in London and Professor Alain Carpentier at L’Hopital Broussais in Paris. Dr. Aklog has served as Chairman of the Boston ECG Project Charitable Foundation since 2018, and as a director on the International Board of Directors since 2019, the New York Executive Committee of Human Rights Watch since 2015 and the Advanced Medical Technology Association since 2021. He previously served on the board of directors of Viveon Health Acquisition Corp. (NYSE: VHAQ) from 2020 to 2021, as Chairman and Chief Technology Officer of Vortex Medical Inc., from its inception in 2008 until its acquisition in October 2012 by Angiodynamics, as a board member of the International Society for Minimally Invasive Cardiothoracic Surgery from 2006 to 2009 and as President of the 21st Century Cardiothoracic Surgery Society in 2011. He is a member of numerous professional societies and has been elected to the American Association of Thoracic Surgery. Dr. Aklog has served as a consultant and on the advisory boards of many major medical device companies as well as innovative startups. Dr. Aklog is an inventor on 35 issued patents and over 45 patent applications, including the core patents of Vortex Medical’s AngioVac® system and the patents for a majority of PAVmed Inc.’s products. He has also a co-author of 38 peer-reviewed articles and 10 book chapters and has served on the Editorial Board of the Journal of Cardiothoracic Surgery since 2006. Dr. Aklog received his A.B., magna cum laude, in Physics from Harvard University, where he was elected to Phi Beta Kappa. He received his M.D., cum laude, from Harvard Medical School. We believe that Dr. Aklog’s significant scientific, medical, executive and board leadership experience qualifies him to serve as a member of our board of directors.

Jane F. Barlow, M.D. Dr. Barlow has served as a member of our board of directors since February 2021. She is currently the Chief Executive Officer of Jane Barlow & Associates, LLC, a consulting firm focused on value-based health care services, since January 2017 and Executive Vice President and Chief Clinical Officer at Real Endpoints, a data, analytics, and advisory firm, since January 2017. She is a senior advisor to Tufts Center for Biomedical System Design (formerly MIT’s Center for Biomedical Innovation) and serves on the Biotech Advisory Board of Pictet Asset Management. Prior to her current roles, she was Associate Chief Medical Officer at CVS Health and Chief Medical Officer of CVS Health’s Government Services arm where she successfully implemented industry-leading clinical strategies supporting drug purchasing, distribution, and utilization management. Formerly, she served as Vice President of Clinical Innovation at Medco Health Solutions, leading the adoption of cutting-edge therapeutic programs through all aspects of pharmacy. Dr. Barlow currently serves on the public company boards of Sera Prognostics and Viracta Therapeutics. She previously served on the boards of Momenta Pharmaceuticals, Inc. (prior to and during its sale to Johnson and Johnson), Therapeutics MD Inc., and SilverScript Insurance Company. Dr. Barlow received her medical degree from Creighton University School of Medicine and subsequently completed her residency in occupational and environmental medicine at The Johns Hopkins University, where she also earned her M.P.H. She is a distinguished graduate of the United States Air Force School of Aerospace Medicine and served as Chief of Flight Medicine at the Beale and Maxwell Air Force Bases. Additionally, she holds an M.B.A. from the University of Alabama. She is board-certified in occupational medicine and a fellow of the American College of Occupational and Environmental Medicine and the American College of Preventive Medicine. She is a diplomat of the American College of Physician Executives and a member of the American Medical Association. We believe that Dr. Barlow’s extensive experience in steering pharmaceutical development by strategically weighing the value and economic costs that drug candidates bring to the healthcare ecosystem at large qualifies her to serve as a member of our board of directors.

David N. Low, Jr. Mr. Low has served as a member of our board of directors since April 2014. Mr. Low has worked as an investment banker since 1987, with broad investment and advisory experience in the life sciences, biotechnology and medical technology sectors. Since June 2017, Mr. Low has served as a partner at MTS Health Partners, a healthcare investment banking boutique. From 2002 to April 2017, Mr. Low was a member of Lazard’s Life Sciences Group as a Managing Director and Senior Advisor. Mr. Low has advised on major M&A transactions in the life sciences, biotechnology and medical technology sectors, and has worked with private and public companies to raise capital, including emerging growth companies. Prior to joining Lazard, Mr. Low was a Managing Director at JP Morgan Chase & Co. and a Senior Vice President at Lehman Brothers. Mr. Low serves on the board of directors of the Philharmonia Baroque Orchestra since 2020 and as a board member since 2012, and as a Trustee of the Ellen Battell Stoeckel Trust since 2021. Mr. Low holds an A.B. from Harvard College, where he graduated cum laude, an M.A. from the Johns Hopkins University School of Advanced International Studies and an M.B.A. from Yale University. We believe that Mr. Low’s significant investment and financial advisory experience qualifies him to serve as a member of our board of directors.

Michael J. Otto, Ph.D. Dr. Otto has served as a member of our board of directors since April 2014. Dr. Otto served as Chief Scientific Officer of Pharmasset, a pharmaceutical company, from October 1999 until February 2012, when the company was acquired by Gilead Sciences. He led the research team responsible for the discovery of sofosbuvir for the treatment of HCV infections. In previous capacities, he has served as Associate Director of Anti-Infectives Clinical Research at Rhône-Poulenc Rorer, Vice President for Research and Development at Avid Therapeutics, Inc., Research Manager at DuPont Pharmaceuticals and DuPont Merck Pharmaceuticals and as Group Leader in the Virology Dept. at Sterling Drug in Rensselaer, NY. Prior to joining Sterling Drug, Dr. Otto was Research Assistant Professor at Yale University School of Medicine, Dept. of Pharmacology. Dr. Otto also served as the US editor for Antiviral Chemistry & Chemotherapy from 1989 until 2012. Dr. Otto holds a B.S. degree from Loyola University of Chicago and a Ph.D. degree in medical microbiology from The Medical College of Wisconsin. He is the author or coauthor of over 100 research papers and book chapters and named inventor on several patents and patent applications. We believe that Dr. Otto’s substantial scientific and executive leadership experience in the pharmaceutical industry qualifies him to serve as a member of our board of directors.

Cary W. Sucoff, J.D. Mr. Sucoff has served on our board of directors since May 2010. Mr. Sucoff has more than 40 years of legal and securities industry experience. Since 2011, Mr. Sucoff has owned and operated Equity Source Partners LLC, an advisory and consulting firm. He has participated in the financing of more than 100 public and private biotech companies. Mr. Sucoff has served on the board of directors of the public company IMAC Holdings, Inc. since 2020 and Curative Biotechnology since May 2022, and the private companies Neurative Therapeutics since February 2023, First Wave Technologies, Inc. since 2016 and Galimedix Therapeutics since 2018. In addition, Mr. Sucoff currently serves as a consultant to Sapience Therapeutics, LB

Pharmaceuticals, Kinetic Power Systems and Green Hygienics Holdings Inc. He previously served as a director of Legacy Education Alliance, Inc. (LEAI) from 2015 to 2021. Mr. Sucoff, a former New York City prosecutor, is the past President of New England Law/Boston and has been a member of the Board of Trustees for over 25 years. He has been Chairman of the Endowment Committee for over ten years. Mr. Sucoff received a B.A. from SUNY Binghamton in 1974 and a J.D. from New England School of Law in 1977, where he was the Managing Editor of the Law Review and graduated magna cum laude. He has been a member of the Bar of the State of New York since 1978. We believe that Mr. Sucoff’s broad financial and legal experience qualifies him to serve as a member of our board of directors.

Board Diversity

Below is a matrix of the Board’s diversity:

Board Diversity Matrix (as of March 31, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Required Vote

The election of each of the above director nominees requires the approval of a plurality of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. This means that the eight nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The board of directors unanimously recommends a vote “FOR’’ the election of the above director nominees.

CORPORATE GOVERNANCE

Director Independence

Except as may otherwise be permitted by the applicable listing standards of Nasdaq, a majority of the members of the board of directors shall be independent directors. The board of directors has determined that Dr. Aklog, Dr. Barer, Dr. Barlow, Dr. Gilman, Mr. Low, Dr. Otto, and Mr. Sucoff qualify as independent directors under the applicable listing standards of Nasdaq. The board of directors has also determined that each director who currently serves on the Audit Committee is independent under the applicable listing standards of Nasdaq and Rule 10A-3 under the Exchange Act, that each director who currently serves on the Compensation Committee meets Nasdaq’s heightened standard of independence applicable to compensation committee members, and that each director who currently serves on the Nominating and Corporate Governance Committee is independent under the applicable listing standards of Nasdaq. The board of directors has determined that Dr. Pomerantz is not an “independent director” as defined by the applicable listing standards of Nasdaq as Dr. Pomerantz currently serves as our Chief Executive Officer.

Director Nominations

The board of directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. Except where the Company is legally required by contract, by-law or otherwise to provide third parties with the right to nominate directors, the Nominating and Corporate Governance Committee is responsible for the identification of individuals qualified to become directors and the recommendation of nominees for election to the board of directors. In making such recommendations, the Nominating and Corporate Governance Committee considers candidates proposed by stockholders of the Company, and reviews and evaluates information available to it regarding such candidates according to the same criteria and processes as it does in considering other candidates.

The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the board of directors in fulfilling its responsibilities. The value of diversity is taken into consideration by the Nominating and Corporate Governance Committee when considering director nominees. In furtherance of that objective, the Nominating and Corporate Governance Committee considers a number of criteria in the evaluation of director nominees. Director nominees should have a reputation for integrity, honesty and adherence to high ethical standards. The Nominating and Corporate Governance Committee believes that director nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. Additionally, director nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the board of directors and its committees. Furthermore, director nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders. Director nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director. The Nominating and Corporate Governance Committee does not assign specific weight to particular criteria, nor has it adopted a particular policy.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, 28 Wells Avenue, Third Floor, Yonkers, New York 10701.

Board Leadership Structure and Risk Oversight

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Our Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee will periodically assess the board of directors’ leadership structure, including whether the positions of Chairman of the Board and Chief Executive Officer should be separate. Currently, both of these positions are held by our Chief Executive Officer and Chairman, Roger J. Pomerantz. Sol Barer serves as our Lead Independent Director. In this role, Dr. Barer assists the Chairman of the Board with his leadership and oversight responsibilities and acts as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board.

Both the full board of directors and its committees oversee the various risks faced by the Company. Management is responsible for the day-to-day management of the Company’s risks and provides periodic reports to the board of directors and its committees relating to those risks and risk-mitigation efforts. The board of directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The standing committees of the board of directors also have an active role in overseeing management of the Company’s risks. The Audit Committee is charged with oversight of the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee also takes a lead role on oversight of financial risks, cybersecurity risks, and potential conflicts of interest. Members of the Company’s management, including our chief financial officer, periodically report to the Audit Committee regarding risks overseen by the Audit Committee, including quarterly with respect to the Company’s internal control over financial reporting. The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Compensation Committee, in consultation with management, has reviewed the design and operation of the Company’s compensation arrangements and evaluated the relationship between the Company’s risk management policies and practices and these arrangements. As a result of this review, the Compensation Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Our board of directors does not believe that its role in the oversight of our risks affects the board’s leadership structure.

Attendance at Board of Directors, Committee and Annual Stockholder Meetings

Directors are responsible for attending board of directors meetings, meetings of committees on which they serve and the annual meetings of the stockholders, and devoting the time needed, and meeting as frequently as necessary, to discharge their responsibilities properly. During the fiscal year ended December 31, 2022, our board of directors held 14 meetings, 4 Audit Committee meetings, 3 Compensation Committee meetings, 1 Nominating and Corporate Governance Committee meeting, and 3 Science and Technology Committee meetings. Our independent directors also had regularly scheduled executive sessions. All directors attended at least 75% of the board of directors meetings and committee meetings that were held during that period during which he or she was a director of the Company and in which he or she was a member of such committees.

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All of the Company’s then-directors attended the Company’s 2022 annual meeting of stockholders.

Committees of the Board of Directors

Our board of directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate pursuant to written charters that are available on the Corporate Governance page of our website at http://ir.contrafect.com/governance-docs. The current membership of each committee is listed below.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Mr. Low (C)(FE)*	Dr. Otto (C)*	Dr. Barer (C)*	Dr. Gilman (C)*
Dr. Aklog*	Mr. Low*	Mr. Sucoff *	Dr. Barer*
Dr. Barlow*		Dr. Barlow*	Dr. Otto*
Mr. Sucoff*			Dr. Pomerantz

(C)	Chair of the committee.
(FE)	Qualifies as a financial expert.
(*)	Independent director under the applicable listing standards of Nasdaq and applicable SEC rules.

Audit Committee

Our board of directors has determined that Mr. Low qualifies as an Audit Committee financial expert within the meaning of SEC regulations based on his formal education and the nature and scope of his previous experience. Our board of directors has determined that all current Audit Committee members meet the heightened independence criteria of Rule 10A-3 of the Securities Exchange Act of 1934 applicable to Audit Committee members. Our Audit Committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and overseeing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	overseeing our internal control over financial reporting, disclosure controls and procedures and Code of Ethics and Business Conduct;

•	discussing our risk management policies;

•	establishing procedures for the receipt and treatment of complaints regarding accounting or auditing matters;

•	meeting independently with our internal audit staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

Our Audit Committee held 4 meetings in 2022. During 2022, senior members of our financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. The Audit Committee discussed with the independent auditor the overall scope and plans for its audit.

Compensation Committee

All of the members of the Compensation Committee are independent directors, including after giving consideration to the factors specified in the Nasdaq listing rules for compensation committee independence. The

Compensation Committee held 3 meetings in 2022. Our Compensation Committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing and administering our incentive-compensation and equity-based plans; and

•	reviewing and making recommendations to our board with respect to director compensation.

Subject to the terms of our compensation plans, the Compensation Committee has discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, where appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. In exercising such discretion, the Compensation Committee consults with our management and may engage an independent compensation consultant from time to time. Our Chief Executive Officer annually reviews the performance of each of the other executive officers relative to individual and corporate annual performance goals established for the year. The Chief Executive Officer then presents his or her compensation recommendations based on these reviews to the Compensation Committee. To the extent permitted by and consistent with applicable law and the provisions of a given equity-based plan, the Compensation Committee may delegate to one or more subcommittees or executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company.

Role of Compensation Consultants

The Compensation Committee uses the services of external compensation consultants to obtain relevant information on compensation practices and trends within the peer group and among the broader market.

The Compensation Committee has engaged Aon plc (“Aon”) as its compensation consultant. Aon was engaged by, and reports directly to, the Compensation Committee. Management did not participate in the selection process for the Compensation Committee’s compensation consultant. The Compensation Committee is not aware of any conflict of interest on the part of Aon or any factor that would otherwise impair the independence of Aon relating to the services it performed for the Compensation Committee. Aon does not perform any other services for the Company.

In its advisory role, Aon assisted the Compensation Committee in the design and implementation of our executive and director compensation programs. This included advising the Compensation Committee with respect to the competitiveness of our executive and director compensation program in comparison to industry practices, and the identification of any trends in executive and director compensation in our peer group. The Compensation Committee considered market comparison data and peer group data in making compensation decisions for 2022. Aon also assisted the Compensation Committee in selecting the key elements to include in its compensation program and the establishment of performance targets.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee had one meeting in 2022. All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the Nasdaq listing rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board the persons to be nominated for election as directors;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	reviewing and making recommendations to the board of directors regarding committee composition;

•	reviewing and recommending modifications to Corporate Governance Guidelines to the board;

•	reviewing the leadership structure of the board of directors; and

•	overseeing periodic evaluations of the board.

Science and Technology Committee

The Science and Technology Committee meets periodically to discuss scientific and technological developments that may affect our business. The Science and Technology Committee held 3 meetings in 2022.

Anti-Hedging Policy

Our board of directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees, their family members and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.

Code of Ethics

Our board of directors has adopted a Code of Ethics and Business Conduct applicable to all officers, directors and employees, which is available on our website at http://ir.contrafect.com/governance-docs. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct, as well as Nasdaq’s requirement to disclose waivers with respect to directors and executive officers, by posting such information on our website at the address specified above.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Ernst & Young LLP has audited our financial statements since April 16, 2013. Representatives of Ernst & Young LLP are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to questions. Although stockholder ratification of our appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the appointment of Ernst & Young LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If ratification is not obtained, the Audit Committee will consider this fact when it appoints the independent auditor for 2024, but will not be required to appoint a different independent auditor. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.

Principal Accountant Fees and Services

The following table presents aggregate fees billed to us for services rendered by Ernst & Young LLP during the years ended December 31, 2022 and 2021:

	Fiscal year ended December 31, 2022	Fiscal year ended December 31, 2021
Audit Fees (1)	$519,000	$478,200
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$519,000	$478,200

(1)	Audit fees consisted of fees paid for our annual audits, review of our quarterly reports on Form 10-Q and our SEC filings related to our S-3 and S-8 registration statements.

Preapproval Policies and Procedures

It is our policy that the Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee may form one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member), to make any preapproval decisions relating to audit, review, attest or non-audit services, among other things. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting. During 2022, the Audit Committee pre-approved all audit and non-audit services in accordance with this policy.

Required Vote

Ratification of Ernst & Young LLP as our independent registered public accounting firm will require the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

The board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 3:

APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS,

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the section titled “Executive Compensation,” the 2022 Summary Compensation Table and the other related tables and disclosures.”

We believe that our compensation programs and policies for the year ended December 31, 2022 were an effective incentive for the achievement of the Company’s goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.

This vote is merely advisory and will not be binding upon the Company, our board of directors or our Compensation Committee, nor will it create or imply any change in the duties of the Company, our board of directors or our Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. At our 2022 Annual Meeting of Stockholders, approximately 97.9% of the votes cast on the say-on-pay proposal were voted “FOR” the proposal. The board of directors values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.

At our 2020 Annual Meeting of Stockholders held on May 12, 2020, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our board of directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2024 Annual Meeting of Stockholders.

Required Vote

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers will require the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

The board of directors recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

EXECUTIVE OFFICER BIOGRAPHIES

Biographical information concerning each of our executive officers is set forth below.

Roger J. Pomerantz, M.D., F.A.C.P. Biographical information for Dr. Pomerantz is included on page 8 of this proxy statement.

Natalie Bogdanos, J.D. Ms. Bogdanos, age 54, has served as our General Counsel and Corporate Secretary since August 2014, and served as a member of the Interim Office of the Chief Executive Officer from March 2017 to June 2017. Ms. Bogdanos has also served as our Data Protection Officer since July 2018. She has over 20 years of experience in the legal field, at least 15 of which were serving as the chief legal officer of publicly traded biotechnology companies. Prior to joining ContraFect in 2014, Ms. Bogdanos served as a full-time legal consultant for Ferring Pharmaceuticals, Inc. from January 2014 to August 2014. Prior to that, Ms. Bogdanos served as Associate General Counsel at Memorial Sloan-Kettering Cancer Center (“MSKCC”), a cancer treatment and research institution, where she held a joint appointment with the Office of the General Counsel and the Office of Technology Development (“OTD”) from 2012 to 2013. At MSKCC, she provided legal counsel and guidance to various departments throughout the institution while having sole responsibility for the legal oversight of the OTD. Prior to MSKCC, she was General Counsel at Enzo Biochem, Inc. (“Enzo”), a publicly traded international biotechnology and life science company, from 2003 to 2012. At Enzo, she was responsible for leading the legal department, ensuring SEC and regulatory compliance, overseeing litigation and managing Enzo’s portfolio of 500+ patents and patent applications and negotiating complex business development agreements as well as other contracts. Previously, Ms. Bogdanos was an associate at Amster, Rothstein & Ebenstein from 1999 to 2003 where her practice focused on all intellectual property matters including related litigation. Ms. Bogdanos was a faculty member at the Practising Law Institute. Prior to attending law school, she was a research technician at the Public Health Research Institute where her work focused on Staphylococcus aureus. Ms. Bogdanos is an attorney and admitted to practice law in New York, the United States District Court, Southern and Eastern District of New York and the United States Court of Appeals for the Federal Circuit. She is also licensed to practice before the United States Patent and Trademark Office. Ms. Bogdanos received her J.D. from New York Law School and her Bachelor of Arts in Biology, with honors, from Queens College of the City University of New York.

Michael Messinger, C.P.A. Mr. Messinger, age 48, has served as our Chief Financial Officer since November 2018. He has more than 18 years of experience in finance, accounting and forecasting for clinical development. Prior to joining ContraFect in November 2012 as our Vice President, Finance, and later serving as our Senior Vice President, Finance beginning in August 2016, he served as Director of Finance at Lexicon Pharmaceuticals, Inc. (“Lexicon”) for eight years and also held the position of Controller for three years. Prior to working at Lexicon, Mr. Messinger served as Controller of Coelacanth Corporation (which was acquired by Lexicon) for two years. While at Lexicon, Mr. Messinger was responsible for the financial management of Lexicon’s partnership with Symphony Capital, LLC, in addition to coordinating fiscal and program management concerning Lexicon’s development programs. Mr. Messinger received his B.B.A. degree in accounting from the University of Michigan. He started his career as an auditor at Ernst & Young LLP.

EXECUTIVE COMPENSATION

Our executive compensation program, consisting of a three-part compensation strategy that includes base salary, annual performance-based cash bonuses and long-term equity incentive compensation, is designed to (i) pay for performance to encourage both Company and individual achievement; (ii) encourage efficient use of Company resources; and (iii) provide market competitive compensation to attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company.

The Company does not adopt express formulae for weighting different elements of compensation or for allocating between long-term and short-term compensation, but strives to develop comprehensive packages that are competitive with those offered by other companies with which the Company competes to attract and retain talented executives. Under the Company’s compensation practices, cash compensation consists of an annual base salary and performance-based bonuses, and equity-based compensation primarily consists of grants of stock options.

Named Executive Officers

Our named executive officers for 2022 set forth in this proxy statement (the “Named Executive Officers”) are:

•	Roger J. Pomerantz, M.D., F.A.C.P., Chief Executive Officer, President, and Chairman of the Board;

•	Michael Messinger, C.P.A., Chief Financial Officer;

•	Natalie Bogdanos, General Counsel and Corporate Secretary; and

•	Cara M. Cassino, M.D., Former Chief Medical Officer and Executive Vice President of Research & Development.

2022 Summary Compensation Table

The table below sets forth the compensation earned during fiscal years 2022 and 2021 by our Named Executive Officers.

Name and Principal Position		Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation (3)	Total ($)
Roger J. Pomerantz, M.D., F.A.C.P.	2022	$702,103	$1,254,766	$224,673	$43,940	$2,225,482
Chief Executive Officer and President	2021	$665,500	$833,234	$559,020	$42,313	$2,100,067

Michael Messinger, C.P.A.	2022	$410,183	$414,073	$73,833	$59,122	$957,211
Chief Financial Officer	2021	$388,799	$262,436	$174,960	$56,487	$882,682

Natalie Bogdanos.	2022	$444,585	$313,692	$76,469	$10,150	$844,896
General Counsel and Corporate Secretary

Cara M. Cassino, M.D. (4)	2022	$368,117	$401,525	$—	$419,843	$1,189,485
Former Chief Medical Officer and Executive Vice President of Research and Development	2021	$523,389	$558,482	$257,900	$42,433	$1,382,204

(1)

The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, or ASC, Topic 718, disregarding estimated forfeitures. See Note 12 to our financial statements included in our Annual Report on Form 10-K filed on March 31, 2023 regarding assumptions underlying the valuation of these equity awards.

(2)

Represents annual bonuses earned under our performance-based bonus program for 2022. In January, the Compensation Committee determined that 50% of the 2022 bonus would be paid in March 2023 and the remaining 50% would be paid in September 2023.

(3)

The amounts reported in the “All Other Compensation” column include the sum of the incremental cost to us of all perquisites and other personal benefits, which are comprised of medical and life insurance premiums paid by us and not provided to all employees generally, and employer 401(k) contributions made by us on behalf of each Named Executive Officer. For Dr. Cassino, the amount also includes $16,667n consulting fees earned for services rendered during 2022 and $359,736 in severance payments pursuant to the Transition Agreement entered into in connection with her termination of employment during 2022. For additional information, refer to the discussion below under the headings “Narrative Disclosure to Summary Compensation Table—Retirement Plans” and “—Employment Agreements.”

(4)	Dr. Cassino resigned as our Chief Medical Officer and Executive Vice President of Research and Development effective August 14, 2022 and her employment with the Company terminated August 31, 2022.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our Named Executive Officers as of December 31, 2022.

	Option Awards
Name and Principal Position	Number of Securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($/share)	Option expiration date
Roger J. Pomerantz, M.D., F.A.C.P.	35	—		$3,416.00	4/3/2024
Chief Executive Officer and President	25	—		$3,216.00	7/29/2024
	6	—		$3,688.00	2/6/2025
	18	—		$4,168.00	5/4/2025
	18	—		$2,584.00	5/6/2026
	28	—		$1,280.00	5/2/2027
	28	—		$1,304.00	5/8/2028
	3,500	500	(1)	$320.00	4/2/2029
	2,812	938	(2)	$878.40	2/21/2030
	1,587	1,588	(3)	$344.80	4/8/2031
	1,562	4,688	(4)	$266.40	2/15/2032
Michael Messinger	23	—		$3,416.00	4/28/2024
Chief Financial Officer	35	—		$2,328.00	10/28/2024
	43	—		$3,688.00	2/6/2025
	50	—		$2,632.00	2/7/2026
	175	—		$1,400.00	2/1/2027
	250	—		$1,152.00	2/1/2028
	281	—		$360.00	2/5/2029
	398	133	(2)	$850.40	2/19/2030
	585	352	(5)	$418.40	6/11/2030
	500	500	(3)	$344.80	4/8/2031
	515	1,547	(4)	$266.40	2/15/2032

	Option Awards
Name and Principal Position	Number of Securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($/share)	Option expiration date
Natalie Bogdanos	26	—		$3,240.00	8/18/2024
General Counsel and Corporate Secretary	27	—		$3,688.00	2/6/2025
	62	—		$2,632.00	2/7/2026
	162	—		$1,400.00	2/1/2027
	250	—		$1,152.00	2/1/2028
	281	—		$360.00	2/5/2029
	328	109	(2)	$850.40	2/19/2030
	437	438	(3)	$344.80	4/8/2031
	390	1,172	(4)	$266.40	2/15/2032
Cara M. Cassino, M.D. (7)	187	—		$3,264.00	11/2/2025
Former Chief Medical Officer and Executive Vice	45	—		$2,632.00	2/7/2026
President of Research and Development	125	—		$2,632.00	2/7/2026
	187	—		$1,400.00	2/1/2027
	287	—		$1,152.00	2/1/2028
	312	—		$360.00	2/5/2029
	398	133	(2)	$850.40	2/19/2030
	500	500	(3)	$344.80	4/8/2031
	492	633	(6)	$344.80	4/8/2031
	500	1,500	(4)	$266.50	2/15/2032

(1)

The shares underlying the option vest over four years, with 25% of the shares underlying the option vesting on April 1, 2020 and 6.25% of the shares underlying the option vesting at the end of each quarter thereafter.

(2)	The shares underlying the option vest over four years beginning on January 1, 2020, with 6.25% of the shares underlying the option vesting at the end of each calendar quarter thereafter.
(3)	The shares underlying the option vest over four years beginning on January 1, 2021, with 6.25% of the shares underlying the option vesting at the end of each calendar quarter thereafter.
(4)	The shares underlying the option vest over four years beginning on January 1, 2022, with 6.25% of the shares underlying the option vesting at the end of each calendar quarter thereafter.
(5)

The shares underlying the option vest over four years, with 25% of the shares underlying the option vesting on June 11, 2021 and 6.25% of the shares underlying the option vesting at the end of each quarter thereafter.

(6)

The shares underlying the option vest over four years, with 25% of the shares underlying the option vesting on March 10, 2022 and 6.25% of the shares underlying the option vesting at the end of each quarter thereafter.

(7)

Following her termination of employment in August 2022, Dr. Cassino provided consulting services to the Company through the remainder of 2022. The outstanding stock options held by Dr. Cassino on her date of termination continued to vest and remain exercisable while she provided such consulting services, consistent with the terms of her Transition Agreement.

Employment Arrangements

Roger J. Pomerantz

We have entered into an employment agreement with Dr. Pomerantz (the “Pomerantz Employment Agreement”), our Chief Executive Officer and President. During 2022, Dr. Pomerantz was paid an annual base salary of $702,103 and was eligible to earn a target annual performance bonus in an amount equal to 80% of his base salary. Effective January 1, 2023, Dr. Pomerantz’s annual salary was increased to $737,208.

The Pomerantz Employment Agreement entitles Dr. Pomerantz to the following severance payments and benefits upon his resignation for good reason or termination by us without cause: (i) an amount equal to 1.5 times the sum of his annual base salary and his target annual bonus for the year of termination, payable in the form of salary continuation in regular installments over 18 months, (ii) payment of any earned but unpaid bonuses, (iii) payment of the applicable premiums for coverage pursuant to COBRA for 18 months from the date of the termination and (iv) accelerated vesting of equity awards that would otherwise vest based solely on Dr. Pomerantz’s continued service or employment during the 18 months following termination of his employment. The Pomerantz Employment Agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control of the Company, in addition to the benefits described in the previous sentence, Dr. Pomerantz is entitled to, without duplication, full accelerated vesting of equity awards that would otherwise vest based solely on Dr. Pomerantz’s continued service or employment. Dr. Pomerantz’s right to receive severance payments and benefits is conditioned upon his timely executing a general release of claims.

Dr. Pomerantz has agreed not to compete with us and not to solicit certain of our employees, customers and clients for 18 months following the termination of his employment.

Michael Messinger

We have entered into an employment agreement with Michael Messinger, our Chief Financial Officer (as amended from time to time, the “Messinger Employment Agreement”). During 2022, Mr. Messinger was paid an annual base salary of $410,183 and was eligible to earn a target annual performance bonus in an amount equal to 40% of his base salary. Effective January 1, 2023, Mr. Messinger’s annual salary was increased to $434,794.

The Messinger Employment Agreement entitles Mr. Messinger to the following severance payments and benefits upon his termination by us without cause or his resignation for good reason: (i) base salary continuation for 12 months following the date of termination; (ii) a payment equal to his accrued bonus; and (iii) payment of the applicable premiums for coverage pursuant to COBRA for 12 months from the date of termination. In the event that Mr. Messinger is terminated by us without cause or resigns for good reason, in each case, within one year following a change of control event, then, in addition to those benefits described above, all existing and outstanding stock options and other equity awards will become immediately fully vested and exercisable. Mr. Messinger’s right to receive severance payments and benefits is conditioned upon his timely executing a general release of claims.

Mr. Messinger has agreed not to compete with us and not to solicit certain of our employees, customers and clients for 12 months following the termination of his employment.

Natalie Bogdanos

We have entered into an offer letter agreement with Ms. Bogdanos, our General Counsel and Corporate Secretary (as amended from time to time, the “Bogdanos Offer Letter”). During 2022, Ms. Bogdanos was paid an annual base salary of $444,585 and was eligible to earn a target annual performance bonus in an amount equal to 40% of her base salary. Effective January 1, 2023, Ms. Bogdanos’s annual salary was increased to $466,815.

The Bogdanos Offer Letter entitles Ms. Bogdanos to the following severance payments and benefits upon her termination by us without cause or her resignation for good reason: (i) base salary continuation for 12 months following the date of termination; (ii) a payment equal to 12 months of her bonus; and (iii) payment of the applicable premiums for coverage pursuant to COBRA for 12 months from the date of termination. In the event that Ms. Bogdanos is terminated by us without cause or resigns for good reason, in each case, within one year following a change of control event, then, in addition to those benefits described above, all existing and outstanding stock options and other equity awards will become immediately fully vested and exercisable. Ms. Bogdanos’s right to receive severance payments and benefits is conditioned upon her timely executing a general release of claims.

Ms. Bogdanos has agreed not to solicit certain of our employees or customers for 12 months following the termination of her employment.

Cara M. Cassino

In connection with Dr. Cassino’s resignation as Chief Medical Officer and Executive Vice President of Research & Development in August 2022, the company entered into a transition agreement with Dr. Cassino (the “Transition Agreement”). Pursuant to the Transition Agreement, Dr. Cassino became eligible to receive the following severance payments and benefits, subject to her timely executing a general release of claims and continued compliance with certain restrictive covenants: (i) a cash severance payment equal to the sum of 18 months of her annual base salary plus 150% of her target bonus, payable in accordance with the Company’s normal payroll practices over the 18 month period following her termination; (ii) a direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 18 months; and (iii) the extension of the right to exercise certain vested stock options for two years following her termination; and (iv) a lump sum payment of $62,120. Following her termination in August 2022, Dr. Cassino provided consulting services to the Company in exchange for consulting fees of $12,500 per calendar quarter, prorated for any partial quarter. In addition, the outstanding stock options held by Dr. Cassino on her date of termination continued to vest and remain exercisable while she provided such consulting services. Dr. Cassino ceased providing consulting services to us as of February 28, 2023. The amounts paid or accrued pursuant to this arrangement during 2022 are set forth in the “All Other Compensation” column of the 2022 Summary Compensation Table.

2022 Non-Equity Incentive Plan Awards

The annual cash incentive plan has two categories of performance measures to determine payouts, corporate and, other than for the CEO, individual. For the corporate measures, the annual cash incentive plan rewards Named Executive Officers for the achievement of specified product research and development and other milestones that the Committee views as key steps in the execution of our overall business strategy. The milestone metrics relate to key development and regulatory steps. The Compensation Committee set the performance metric targets at levels that it considered rigorous and challenging and that took into account the relevant risks and opportunities. The corporate measures are milestone metrics and they consisted of the following for 2022:

Corporate Milestone Metrics	Weight (%)
Complete futility analysis for DISRUPT study	15
Obtain BARDA renewal for next contract stage (Clin 2)	10
Initiate CF-301-108 exebacase study in PJI	5
Complete exebacase DS PPQ campaign	10
Initiate the Phase 1 PK study for lyophilized form of exebacase	5
Complete GLP embryo fetal development studies of exebacase	5
Submit IND for CF-370	10
Nominate an amurin as next IND candidate	5
Select Burkholderia lead candidate	5
Identify DLAs with activity against Y. pestis	5
Obtain funding (not including BARDA) of at least $50M	20
Manage budget to +/-5% of approved operating expenses	5

Total Weighted Performance Level	100

For the individual measures for the Named Executive Officers other than Dr. Pomerantz, the items relate to the area of responsibility of the individual––specifically, for Mr. Messinger, accounting, finance and capital raising elements; and for Ms. Bogdanos, legal, compliance, patent, data privacy, public company and corporate governance elements.

Each Named Executive Officer has a target annual award amount, expressed as a percentage of the Named Executive Officer’s base salary.

NEO	2022 Target Annual Incentive Plan Opportunity as a % of Base Salary
Roger J. Pomerantz	80%
Michael Messinger	40%
Natalie Bogdanos	40%

The Compensation Committee evaluated our achievement relative to the milestone goals established at the beginning of the year to determine the overall Company performance level, and then translated that performance level to a Company payout level. The Committee determined that the Company had not achieved all of the pre-determined milestone metrics, and approved a total weighted performance level of 40%. In doing so, the Committee considered the Company’s continued operating efficiency despite its reduction in workforce and the continued effects of the COVID-19 pandemic, its efforts in continuing to advance its pre-clinical assets, its ongoing research, publication and patent prosecution activities, and its funding attainment which included BARDA funding and capital raising. The Committee also considered individual performance achievement for the Named Executive Officers other than the Chief Executive Officer, and determined payouts including the individual performance level for such named executive officers. Based on Company and individual achievement, the Committee then determined and approved the total 2022 annual incentive plan payout for each Named Executive Officer.

Name	Base Salary	Target Annual Incentive Plan Opportunity as a % of Base Salary	Target Opportunity ($)	Company Measures % of Target Incentive	Weighted Corporate Performance Payout%	Company Measures Incentive Payout ($)	Individual Measures % of Target Incentive	Weighted Individual Performance Payout%	Individual Measures Incentive Payout ($)	Total 2022 Incentive Payout ($)
Roger J. Pomerantz, M.D.	$702,103	80%	$561,682	100%	40%	$224,673	N/A	N/A	N/A	$224,673
Michael Messinger	$410,183	40%	$164,073	50%	40%	$32,815	50%	50%	$41,018	$73,833
Natalie Bogdanos	$444,585	40%	$177,834	70%	40%	$49,794	30%	50%	$26,675	$76,469

The cash amounts awarded to each Named Executive Officer for 2022 performance are set forth in the 2022 Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.” In January, the Compensation Committee determined that 50% of the 2022 bonus would be paid in March 2023 and the remaining 50% would be paid in September 2023. Ms. Cassino’s employment terminated during 2022 and she was not eligible to receive an annual bonus award for 2022.

Equity and Other Compensation Plans

We generally offer stock options to our employees, including our Named Executive Officers, as the long-term incentive component of our compensation program. Our stock options generally allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant and may be intended to qualify as “incentive stock options” under the Internal Revenue Code.

Our stock options typically vest either (a) as to 25% of the shares subject to the option on the first anniversary of the date of grant and in equal quarterly installments over the ensuing 36 months or (b) as to all of the shares subject to the option, ratably on a quarterly basis over a four-year period following the date of grant, in either case subject to the holder’s continued employment with us as of each applicable vesting date. From time to time, our board of directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees.

We awarded stock options to our Named Executive Officers during 2022 in the following amounts:

Named Executive Officer	2022 Options Granted
Roger J. Pomerantz, M.D., F.A.C.P.	6,250
Michael Messinger	2,062
Natalie Bogdanos	1,562
Cara M. Cassino, M.D.	2,000

These options were granted with exercise prices equal to the fair market of our common stock on the date of grant, as determined under our 2014 Omnibus Incentive Plan (the “2014 Plan”). Refer to the footnotes of our Outstanding Equity Awards at 2022 Fiscal Year-End table for a description of the vesting of these options.

401(k) Retirement Plan

We maintain a retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate beginning on the first day of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, generally equal to $20,500 for 2022, and have the amount of the reduction contributed to the 401(k) plan. The Company has implemented a cash matching program whereby it contributes, on a dollar-for-dollar basis, an amount equal to 50% of employee contributions up to 3% of an employee’s eligible compensation.

Pay Versus Performance

In accordance with the SEC’s disclosure requirements regarding pay versus performance, this section presents the SEC-defined “Compensation Actually Paid,” or CAP. Also required by the SEC, this section compares CAP to various measures used to gauge our performance. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in this proxy statement, not in replacement.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2022 and 2021, and our financial performance for each such fiscal year:

[(a)	(b)	(c)	(d)	(e)	(f)	(h)]
	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)	Value of Initial Fixed $100 Investment Based on:	Net Income ($000s)
Year					Total Shareholder Return ($)
2022	$2,225,482	$899,080	$997,197h	$570,840	$(96.35)	$(65,153)
2021	$2,100,067	$1,458,725	$1,132,443	$841,984	$(47.92)	$(20,282)

(1)

Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	Roger J. Pomerantz, M.D., F.A.C.P.	Michael Messinger, Natalie Bogdanos and Cara M. Cassino, M.D.
2021	Roger J. Pomerantz, M.D., F.A.C.P.	Cara M. Cassino, M.D. and Michael Messinger

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021		2022
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(833,234)	$(410,459)	$(1,254,766)	$(376,430)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$311,522	$171,705	$8,417	$2,525
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$181,462	$57,153	$158,763	$47,630
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$(289,315)	$(92,897)	$(205,820)	$(90,213)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$(11,777)	$(15,962)	$(32,996)	$(9,870)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—
TOTAL ADJUSTMENTS	$(641,342)	$(290,460)	$(1,326,402)	$(426,358)

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended December 31, 2022 and 2021.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

2022 Director Compensation

Our non-employee directors are compensated on annual basis for their services on the board of directors as follows:

•	each director receives an annual cash retainer of $40,000;

•	each director receives an annual stock option grant to purchase 312 shares of our common stock, generally granted on or about the Annual Meeting Date;

•	the Chairman of the board of directors, each Chairman of a committee of the board of directors or a member of a committee of the board of directors, receives additional cash compensation as follows:

•	Chairman of the board of directors receives an additional annual retainer of $160,000;

•	Lead Director of the board of directors receives an additional annual retainer of $20,000;

•	Vice Chairman of the board of directors receives an additional annual retainer of $10,000;

•	Chairman of the Audit Committee receives an additional annual retainer of $16,000;

•	Chairman of the Compensation Committee receives an additional annual retainer of $12,000;

•	Chairman of the Nominating and Corporate Governance Committee receives an additional annual retainer of $8,000;

•	Chairman of the Science and Technology Committee receives an additional $7,500; and

•

a member of the Science and Technology Committee or the Nominating and Corporate Governance Committee—with respect to each such membership, an additional annual retainer of $5,000; a member of the Audit Committee receives an additional annual retainer of $7,500 and a member of the Compensation Committee receives an additional annual retainer of $6,000.

•

each director receives an initial stock option grant to purchase 625 shares of our common stock upon being appointed to the board, granted as soon as reasonably practicable following the director’s appointment.

We generally grant stock options to our non-employee directors as soon as reasonably practical after the Annual Meeting as compensation for their service on our board of directors in the coming year. These stock options have an exercise price equal to the fair market value of our common stock on the date of grant and have a term of ten years from the date of grant. The stock options vest as to 25% of the original number of shares underlying such options at the end of each calendar quarter following the date of grant, subject to the director’s continued service on our board of directors.

The initial stock options granted to non-employee directors upon joining the board have an exercise price equal to fair market value on the date of grant and have a term of ten years from the date of grant. The initial option grant vests 25% on the date of grant and 25% on each of the first three anniversaries of the date of grant, subject to the director’s continued service.

Each member of our board of directors is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves.

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2022 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Lishan Aklog, M.D.	$47,500	$103,044	$150,544
Sol J. Barer, Ph.D.	$73,000	$103,044	$176,044
Jane F. Barlow, MD, MPH, MBA	$52,500	$103,044	$155,544
Steven C. Gilman, Ph.D.	$57,500	$103,044	$160,544
David N. Low, Jr.	$62,000	$103,044	$165,044
Michael J. Otto, Ph.D.	$57,000	$103,044	$160,044
Cary W. Sucoff, J.D.	$52,500	$103,044	$155,544

(1)

The following table shows the number of outstanding option awards held by each non-employee director as of December 31, 2022. None of our non-employee directors held unvested stock awards as of December 31, 2022.

Name	Option Awards (#)
Lishan Aklog, M.D.	1,037
Sol J. Barer, Ph.D.	1,108
Jane F. Barlow, MD, MPH, MBA	725
Steven C. Gilman, Ph.D.	2,714
David N. Low, Jr.	1,126
Michael J. Otto, Ph.D.	1,126
Cary W. Sucoff, J.D.	1,125

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (3)	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (3)(4)
Equity compensation plans approved by security holders (1)	55,440	$549.45	1,442

Equity compensation plans not approved by security holders (2)	125	$256.00	12,375

(1)	Consists of the 2014 Plan.
(2)	Consists of the Amended and Restated 2008 Equity Incentive Plan and the ContraFect Corporation 2021 Employment Inducement Omnibus Incentive Plan.
(3)	As of December 31, 2022.
(4)

The 2014 Plan provides for an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and ending on (and including) January 1, 2024, equal to the lesser of (i) 4% of the outstanding shares of common stock on December 31 immediately preceding such date or (ii) a lesser amount determined by the Company’s board of directors.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date as to the shares of our common stock beneficially owned by:

•	each of our directors;

•	each of our Named Executive Officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our outstanding shares of common stock.

Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. The percentage of common stock beneficially owned is based on 1,565,920 shares outstanding as of the Record Date. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person or entity identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by such person or entity. Except as otherwise set forth below, the address of the beneficial owner is c/o ContraFect Corporation, 28 Wells Avenue, Third Floor, Yonkers, New York 10701.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Armistice Capital, LLC (1)	172,060	9.9%
Directors and Named Executive Officers:
Roger J. Pomerantz, M.D. F.A.C.P. (2)	10,943	*
Steven C. Gilman (3)	2,740	*
Sol J. Barer, Ph.D. (4)	2,127	*
Lishan Aklog, M.D. (5)	987	*
Jane F. Barlow, M.D. (6)	675	*
David N. Low, Jr. (7)	1,589	*
Michael J. Otto, Ph.D. (8)	1,136	*
Cary W. Sucoff (9)	1,202	*
Natalie Bogdanos (10)	2,144	*
Michael Messinger (11)	4,725	*
All current directors and executive officers as a group (10 persons) (12)	28,268	1.8%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

Based on a Schedule 13G filed with the SEC on February 14, 2023 and information known to the Company. The address for Armistice Capital, LLC (“Armistice”) and Steven Boyd is 510 Madison Avenue, 7th Floor, New York, NY 10022. Schedule 13G discloses 60,358 shares of common stock over which Armistice and Steven Boyd have shared voting and dispositive power, which includes shares underlying warrants to purchase our common stock. The warrant agreements restrict the ability of the holder to exercise the warrants to the extent that the holder and its affiliates would beneficially own more than 9.99% of the Company’s common stock following such exercise, provided, however, that the holder has the ability to waive such ownership limitations upon 61 days prior notice. Accordingly, the number in the table above has been modified to reflect 9.99% of the Company’s common stock as of the Record Date. Armistice is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the shares, and pursuant to an investment management agreement, Armistice exercises voting and investment power over the shares held by the Master Fund and thus may be deemed to beneficially own the shares held by the Master Fund. Mr. Boyd, as managing member of Armistice, may be deemed to beneficially own the shares held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the shares directly held by it by virtue of its inability to vote or dispose of such shares as a result of its investment management agreement with Armistice.
(2)

Consists of (a) 1 share of common stock and (b) 10,942 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(3)

Consists of (a) 26 shares of common stock and (b) 2,714 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(4)

Consists of (a) 1,019 shares of common stock and (b) 1,108 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(5)	Consists of 987 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.
(6)	Consists of 675 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.
(7)

Consists of (a) 463 shares of common stock and (b) 1,126 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(8)

Consists of (a) 10 shares of common stock and (b) 1,126 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(9)

Consists of (a) 77 shares of common stock and (b) 1,125 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(10)

Consists of (a) 1 shares of common stock and (b) 2,143 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date

(11)

Consists of (a) 23 shares of common stock and (b) 4,702 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date

(12)

Consists of (a) 1,620 shares of common stock and (b) 26,648 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers in which we agree to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of the Company or any of its subsidiaries. We maintain insurance policies for director and officer liability providing for maximum coverage in the amount of $20 million.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved, to the extent the Company qualifies as a “smaller reporting company” under SEC rules, exceeds the lesser of $120,000 or 1 percent of the average of the Company’s total assets at fiscal year-end for the last two completed years, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person”, has a direct or indirect material interest.

Company management is responsible for determining whether a transaction meets the requirements of a related person transaction requiring review under the related person transaction policy. If review is deemed to be required under the policy, it is the responsibility of the Audit Committee to review related person transactions and approve, ratify, revise or reject related person transactions. The Audit Committee will consider all relevant facts and circumstances and will only ratify those transactions that are in our best interests. If a related party transaction involves a related person who is a director or immediate family member of a director, such director may not participate in the deliberations or vote respecting such transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee which considers such transaction. If management determines it is impractical or undesirable to wait until an Audit Committee meeting to consummate a transaction with a related person, the chairperson of the Audit Committee may approve the transaction with the related person. Any such approval must be reported to the Audit Committee at the next regularly scheduled meeting.

The following transactions involving related persons are pre-approved under the related party transaction policy:

•

any employment by us of an executive officer, if: (i) the related compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements (generally applicable to “named executive officers”); or (ii) the executive officer is not an immediate family member of another related person, the related compensation would be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and the Compensation Committee approved (or recommended that the Board approve) such compensation;

•

any compensation or benefits paid to a director for service as a director, as long as such compensation or benefits is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K and has been approved by the Board;

•

any transaction with another company at which a related person does not have any relationship other than as a director or direct or indirect owner of less than 10% of that company’s shares, or a partnership in which the related person and all other related persons, in the aggregate, have an interest of less than 10%, and the related person is not a general partner of and does not have another position in the partnership;

•

any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis (e.g., dividends);

•	any transaction involving a related person where the rates or charges involved are determined by competitive bids;

•	transactions where a related person purchases or sells any of our securities in a public offering approved by the board of directors or a committee of the board; and

•

indebtedness transactions involving a related person who qualifies as a related person solely because he/she/it is the beneficial owner of more than 5% of our voting securities or is the immediate family member of a beneficial owner of more than 5% of any class of our voting securities.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the board of directors, which is reviewed annually. A copy of the Audit Committee Charter is available on the Corporate Governance page of our website at http://ir.contrafect.com/governance-docs. The members of the Audit Committee are David N. Low, Jr. (Chairman), Lishan Aklog, Jane F. Barlow and Cary W. Sucoff, each of whom meets the independence standards established by Nasdaq and the rules of the SEC.

The Audit Committee oversees our financial reporting process on behalf of the board of directors and is responsible for providing independent, objective oversight of our accounting, auditing, financial reporting, internal control and legal compliance functions. It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for our financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including those matters required by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Audit Committee

David N. Low, Jr. (Chairman)

Lishan Aklog, M.D.

Jane F. Barlow, M.D.

Cary W. Sucoff, J.D.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% common stock, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file. Specific due dates for these reports have been established and we are required to identify in this proxy statement those persons who failed to timely file these reports. Based solely on our review of these forms and written representations from the officers and directors received by us, we believe that during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements were complied with in a timely fashion.

SOLICITATION OF PROXIES

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to our directors, officers or employees for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2024 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares promptly.

By Order of the Board

Natalie Bogdanos
General Counsel, Corporate Secretary &
Data Protection Officer

April 3, 2023

Our 2022 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 28 Wells Avenue, Third Floor, Yonkers, New York 10701, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of the Record Date, the stockholder was entitled to vote at the Annual Meeting.

Signature (Joint Owners) Date CONTRAFECT CORPORATION 28 WELLS AVENUE, 3RD FLOOR YONKERS, NY 10701 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/CFRX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 15, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V11544-Z84941 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CONTRAFECT CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 and 3. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors: Nominees: 01) Lishan Aklog, M.D. 02) Sol J. Barer, Ph.D. 03) Jane F. Barlow, M.D. 04) Steven C. Gilman, Ph.D. 05) David N. Low, Jr. 06) Michael J. Otto, Ph.D. 07) Roger J. Pomerantz, M.D., F.A.C.P. 08) Cary W. Sucoff, J.D. 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. 3. Approval, on an advisory (non-binding) basis, of the compensation of the named executive officers of ContraFect Corporation. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V11545-Z84941 CONTRAFECT CORPORATION Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 16, 2023 The undersigned hereby appoints Natalie Bogdanos, General Counsel and Corporate Secretary, and Michael Messinger, Chief Financial Officer (each, a “Proxy” and together, the “Proxies”), and each of them, with full power of substitution, as Proxies to vote all the shares of common stock that the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of Contra Fect Corporation to be held at www.virtualshareholdermeeting.com/CFRX2023 on May 16, 2023 at 9:00 A.M. EDT and at any continuation, postponement or adjournment thereof, as designated on the reverse side of this card. In their discretion, the Proxies are authorized to vote (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (z) on such other business as may properly come before the Annual Meeting or at any adjournments, continuations, or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted “FOR” ALL NOMINEES in Proposal 1 and “FOR” Proposals 2 and 3. (Continued and to be signed on the reverse side.)